EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

American Software Reports Preliminary Fourth Quarter
and Fiscal Year 2009 Results

Company achieves 33rd consecutive quarter of profitability, Operating Earnings increase 45% for the fourth quarter

ATLANTA (June 25, 2009) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the fourth quarter and fiscal year 2009, achieving 33 consecutive quarters of profitability.

Key fourth quarter financial highlights include:

•	Total revenues for the quarter ended April 30, 2009 were $18.9 million, a decrease of 12% over the fourth quarter of fiscal 2008;

•	Software license fees for the quarter ended April 30, 2009 were $4.8 million, an increase of 3% over the fourth quarter of fiscal 2008;

•	Services and other revenues for the fourth quarter ended April 30, 2009 were $7.2 million; a decrease of 25% over the fourth quarter of fiscal 2008;

•	Maintenance revenues for the quarter ended April 30, 2009 were $6.9 million, a decrease of 5% over the fourth quarter of fiscal 2008;

•	Operating earnings for the quarter ended April 30, 2009 were $1.8 million, an increase of 45% over the fourth quarter of fiscal 2008; and

•	Commencement of a Tender Offer for all shares of Logility not owned by American Software at $7.02 per share.

GAAP net earnings were approximately $1.2 million or $0.05 per fully diluted share for the fourth quarter of fiscal 2009 compared to $897,000 or $0.03 per fully diluted share for the same period last year. Adjusted net earnings for the quarter ended April 30, 2009, which excludes stock-based compensation expense, acquisition-related amortization of intangibles and expenses related to the Logility Tender Offer, were $1.6 million or $0.06 per fully diluted share, compared to $1.1 million or $0.04 per fully diluted share for the same period last year, which excluded stock-based compensation expenses and acquisition-related amortization of intangibles.

American Software Fourth Quarter of Fiscal Year 2009 Results	Page 2

Total revenues for the twelve months ended April 30, 2009 were $78.0 million or a 12% decrease compared to $89.0 million for the prior fiscal year.  Software license fees for the twelve-month period were $16.1 million or a 15% decrease compared to $19.0 million during the prior fiscal year. Services and other revenues were $33.9 million or a 19% decrease compared to $41.7 million in the prior fiscal year.  Maintenance revenues were $28.0 million or a 1% decrease for the twelve months ended April 30, 2009 compared to $28.4 million for the prior fiscal year.  For the twelve months ended April 30, 2009, the Company reported operating earnings of approximately $7.2 million, an 11% decrease compared to operating income of $8.1 million for the prior fiscal year. GAAP net earnings were approximately $3.0 million or $0.12 per fully diluted share for the twelve months ended April 30, 2009 compared to $6.5 million or $0.25 per fully diluted share for the same period last year. Adjusted net earnings for the year ended April 30, 2009, which excludes stock-based compensation expense, acquisition-related amortization of intangibles and expenses related to the Logility tender offer, were $4.0 million or $0.15 earnings per fully diluted share compared to $8.1 million or $0.30 earnings per fully diluted share for the prior fiscal year, which excluded stock-based compensation expense, acquisition-related amortization of intangibles and write-down of capitalized software costs.

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $71.1 million and no debt as of April 30, 2009. This is approximately a $773,000 increase when compared to January 31, 2009. During the fourth quarter, the Company repurchased 6,200 shares of its common stock for approximately $21,000 under its authorized stock repurchase program and paid approximately $2.3 million in dividends.

 “The Company experienced continued profitability despite the uncertain economic environment. For fiscal year 2009, we served 79 new customers, made significant stock repurchases and continued our healthy investment in research and development,” stated James C. Edenfield, president and CEO of American Software. “With 33 consecutive quarters of profitability combined with consistent growth in our global customer base, American Software is well positioned with a robust portfolio of innovative enterprise application solutions and deep supply chain management expertise.”

”Our focus is on helping companies leverage their supply chains to create operational, market and brand advantages that drive results in both good and difficult economic environments,” continued Edenfield. “Our sustained profitability has continued to allow the Company to provide a tangible benefit to our shareholders with a quarterly dividend as well as a share repurchase program. On May 19, 2009 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on September 25, 2009 to shareholders of record at the close of business on August 21, 2009.”

American Software Fourth Quarter of Fiscal Year 2009 Results	Page 3

As previously announced on May 22, 2009, the Company commenced a Tender Offer to acquire all the shares of its majority-owned subsidiary, Logility, Inc. (NASDAQ: LGTY) not owned by the Company for $7.02 per share. The Tender Offer is scheduled to end at 12:00 midnight on June 25, 2009. For a complete description of the Tender Offer and its terms and conditions, please see the American Software, Inc. and Logility, Inc. filings at http://www.sec.gov/edgar.

Additional highlights for the fourth quarter of fiscal year 2009 include:

Customers and Channels:

•
Notable new and existing customers placing orders with the Company in the fourth quarter include: Argosy Trading, Bernhardt Furniture Company, Billabong International Limited, Caulfield Preparatory, Constellation Brands, Doosan Trading, Formica, J Brand, Johnson Diversey, Porsche Cars of North America, Ridge Tools, Rockline Industries, Sony Electronics, Time Customer Service, Trek Bicycle, Tyndale, and Ventura Foods.

•
During the quarter, software license agreements were signed with customers located in 11 countries including: Australia, Canada, The Republic of Cyprus, France, Honduras, Ireland, Italy, The Netherlands, Spain, The United Kingdom and The United States.

•
Logility announced that Lance, Inc. had been named a winner of the Managing Automation 2009 Progressive Manufacturing Award for its success increasing visibility, improving forecast accuracy and optimizing inventory levels with Logility Voyager Solutions™.

•
Logility announced that Supply & Demand Chain Executive magazine recognized Logility Voyager Solutions customers Jennifer Hughey, vice president, supply chain, Electrolux Home Care Products North America, and Greg Wolljung, vice president, supply chain, Lance, Inc., as 2009 Practitioner Pros to Know. Supply & Demand Chain Executive Practitioner Pros to Know is a listing of exceptional corporate executives at enterprises that are demonstrating leadership during the current economic downturn by managing risk in the supply chain, providing competitive advantage and/or delivering value to the bottom line. Logility president and CEO Mike Edenfield was also recognized as a Supply & Demand Chain Executive 2009 Provider Pro to Know.

•
Logility was featured with Dow Chemical Company in an APICS webcast “Get the Big Picture with Manufacturing Planning”. The webcast focused on optimizing production resources to gain visibility, reduce costs, and build profitability long term in today’s economic climate via the deployment of Logility Voyager Solutions. Speakers from Dow Chemical and Logility shared their perspectives on how to get the big picture and manage the fine details to optimize manufacturing planning and production resources.

•
During the fourth quarter, Logility customer Rockline Industries presented “Rockline Industries Wipes Up Transportation Savings” in a videocast session during the Supply Chain Digest Transportunities 2009 Online Expo & Conference. Rockline discussed how the company wiped out transportation inefficiencies while increasing visibility of shipments to improve customer on-time deliveries with the help of Logility Voyager Transportation Planning and Management™.

•
Demand Management Inc., a wholly-owned subsidiary of Logility, received four awards during the quarter, including:  “Technology Partner,” Managing Automation magazine; president Bill Harrison named a “Provider Pro to Know”, Supply & Demand Chain Executive magazine; “Editor’s Pick,” Consumer Goods Technology magazine; and “Great Supply Chain Partner 2009,” SupplyChainBrain.com. Additionally, two Demand Solutions customers SKF USA and Paper Island won the Managing Automation Progressive Manufacturing 100 Award for supply chain management results with Demand Solutions software.

American Software Fourth Quarter of Fiscal Year 2009 Results	Page 4

•
New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, announced that Topson Downs, a private label manufacturer of women’s and children’s apparel for the industry’s leading retailers, has selected NGC’s e-PLM and e-SPS software as an integrated, end-to-end solution to streamline PLM and global sourcing business processes, improve efficiency and speed time to market for the private label apparel manufacturer.

•
 NGC announced that Ramp Logistics, a rapidly growing West Coast warehouse and logistics company, has selected NGC’s RedHorse apparel ERP software. Ramp Logistics will provide RedHorse as an additional offering to its customer base of high-end apparel, footwear and accessory brands, allowing smaller companies to access the power of NGC’s complete ERP solution that is designed for the apparel industry.

Products and Technology:

•
Logility received the highest possible rating in Gartner’s MarketScope for Supply Chain Planning: Process Automation, 2009 Report. Logility was one of 18 vendors evaluated in the report.  For inclusion in the 2009 MarketScope, each vendor had to meet strict criteria which included revenue, global coverage, presence in multiple vertical industries and have a Supply Chain Planning functionality that covered at least four of the six key functional areas for SCP process automation: Demand Planning, Inventory Planning, Replenishment Planning, Available to Promise, Manufacturing Planning and Scheduling, and Collaborative Planning. Vendors were further evaluated on market understanding, product strategy, vertical/industry strategy, geographic strategy, product/service and other criteria.

•
Demand Management, Inc. announced availability of Demand Solutions Advanced Planning & Scheduling, a new product which offers customers comprehensive manufacturing planning and scheduling capabilities and is fully integrated into the Demand Solutions software suite.

•
Logility extended its commitment to the fashion industry and announced availability of Logility Voyager Fashion Forecasting™ to help fashion-driven companies improve pre-market demand planning for season collections and new product introductions, enabling greater forecast accuracy, cost reductions, and more efficient business processes.

•
During the fourth quarter, Logility was named an Inbound Logistics Top 100 Logistics IT Provider for 2009. It is the 12th consecutive year that Logility has received this prestigious recognition for enabling logistics excellence with Logility Voyager Solutions.

•
NGC® announced the availability of RedHorse® 2009, the leading ERP solution for apparel, footwear and fashion. RedHorse 2009 takes information access and web functionality to a new level, with secure web access now available to management and internal users, as well as customers. New features highlights include enhanced web functionality, flexible reporting options, secure credit card processing, and multi-currency selling.

•
NGC® announced the release of its CPSIA Compliance Software, which is designed to streamline all testing processes and ease the burden of the Consumer Product Safety Improvement Act (CPSIA). The CPSIA software allows retailers and manufacturers to easily manage the process of requesting, tracking, approving and sending the General Certificate of Conformity (GCC) and Certificate of Compliance (COC) documents that are mandated by the CPSIA. In addition, NGC’s software allows companies to manage the dozens of third-party lab tests that are required for apparel design and production.

American Software Fourth Quarter of Fiscal Year 2009 Results	Page 5

About American Software, Inc.

Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise™ is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (NASDAQ: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, BP (British Petroleum), Leviton Manufacturing Company, McCain Foods, Pernod-Ricard and Sigma Aldrich. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a leading provider of PLM, Global Sourcing and ERP solutions for Fashion, Apparel, Footwear and Retail.  Headquartered in Miami, NGC’s worldwide customers include VF Corporation®, A|X Armani Exchange®, Carter’s®, Maggy London, R.G.Barry, Hugo Boss®, Dick’s Sporting Goods, Isda & Co., Tristan America®, Parigi Group and many others. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or e-mail: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein.  These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues.  For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2008 and other reports and documents subsequently filed with the Securities and Exchange Commission.  For more information, contact:  Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax:  (404) 237-8868.

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and NGC is a registered trademark and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

###

American Software Fourth Quarter and Fiscal 2009 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
			Pct			Pct
	2009	2008	Chg.	2009	2008	Chg.
Revenues:
License	$4,815	$4,696	3%	$16,073	$18,957	(15)%
Services & other	7,191	9,624	(25)%	33,920	41,656	(19)%
Maintenance	6,932	7,267	(5)%	28,031	28,388	(1)%
Total Revenues	18,938	21,587	(12)%	78,024	89,001	(12)%

Cost of Revenues:
License	1,038	1,528	(32)%	4,908	6,149	(20)%
Services & other	4,740	6,762	(30)%	22,963	29,281	(22)%
Maintenance	1,853	2,021	(8)%	7,253	7,602	(5)%
Write-down of capitalized software development costs	-	-	-	-	1,196	nm
Total Cost of Revenues	7,631	10,311	(26)%	35,124	44,228	(21)%
Gross Margin	11,307	11,276	0%	42,900	44,773	(4)%
Operating expenses:
Research and development	2,260	2,499	(10)%	9,201	9,630	(4)%
Less: capitalized development	(546)	(520)	5%	(2,051)	(2,155)	(5)%
Sales and marketing	3,882	4,508	(14)%	14,979	15,805	(5)%
General and administrative	3,799	3,522	8%	12,876	12,914	0%
Provision for doubtful accounts	46	(49)	(194)%	355	134	165%
Acquisition related amortization of intangibles	88	88	0%	350	350	0%

Total Operating Expenses	9,529	10,048	(5)%	35,710	36,678	(3)%
Operating Earnings	1,778	1,228	45%	7,190	8,095	(11)%
Interest Income (expense) & Other, Net	464	475	(2)%	(1,054)	3,198	nm
Earnings Before Income Taxes and Minority Interest	2,242	1,703	32%	6,136	11,293	(46)%
Income Tax Expense	849	607	40%	2,401	4,004	(40)%
Minority Interest Expense	232	199	17%	719	756	(5)%
Net Earnings	$1,161	$897	29%	$3,016	$6,533	(54)%
Earnings per common share: (1)
Basic	$0.05	$0.04	25%	$0.12	$0.26	(54)%
Diluted	$0.05	$0.03	67%	$0.12	$0.25	(52)%

Weighted average number of common shares outstanding:
Basic	25,278	25,474		25,327	25,423
Diluted	25,649	26,484		25,756	26,547

Reconciliation of Adjusted Net Earnings:
Net Earnings	$1,161	$897		$3,016	$6,533
Acquisition related amortization of intangibles (2)	55	57		213	226
Stock-based compensation (2)	116	143		491	521
Expenses related to the Logility tender offer (3)	260	-		260	-
Write-down of capitalized software development costs (2)	-	-		-	771

Adjusted Net Earnings	$1,592	$1,097	45%	$3,980	$8,051	(51)%

Adjusted Net Earnings per Diluted Share	$0.06	$0.04	50%	$0.15	$0.30	(50)%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.05 and $0.04 for the three months ended April 30, 2009 and 2008, respectively, and $0.12 and $0.26 for the twelve months ended April 30, 2009 and 2008, respectively.

(2) - Tax affected using the effective tax rate for the three and twelve month period ended April 30, 2009 nm- not meaningful

(3) - Not tax affected due to no tax deduction recorded on these expenses

American Software Fourth Quarter and Fiscal 2009 Results

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	April 30,	April 30,
	2009	2008

Cash and Short-term Investments	$54,000	$76,141
Accounts Receivable:
Billed	10,234	12,563
Unbilled	2,995	3,311
Total Accounts Receivable,net	13,229	15,874
Prepaids & Other	2,886	2,946
Deferred Tax Asset	246	-
Current Assets	70,361	94,961

Investments - Non-current	17,094	-

PP&E, net	7,189	6,903
Capitalized Software, net	4,859	4,657
Goodwill	11,709	11,912
Other Intangibles, net	950	1,586
Other Non-current Assets	157	198
Total Assets	$112,319	$120,217

Accounts Payable	$822	$1,578
Accrued Compensation and Related costs	2,374	2,260
Dividend Payable	2,277	2,286
Other Current Liabilities	3,355	3,694
Deferred income taxes	-	640
Deferred Revenues	16,101	16,441
Current Liabilities	24,929	26,899

Deferred Tax Liability - long term	1,163	1,202
Minority Interest	6,388	5,621
Shareholders' Equity	79,839	86,495
Total Liabilities & Shareholders' Equity	$112,319	$120,217